                                                               EXHIBIT 99.1

July 16, 2004

      REGIONS REPORTS SOLID SECOND QUARTER EARNINGS, DIVIDEND DECLARATION;
                    MERGER INTEGRATION PROCEEDING AS PLANNED

BIRMINGHAM, Ala., July 16, 2004 - Regions Financial Corp. (NYSE:RF) today reported earnings highlights for the quarter ended June 30, 2004:

      - Healthy quarterly earnings of $162 million, or 58 cents per diluted share, including 2 cents in merger-related and other charges and a 1 cent reduction attributable to the adoption of a new accounting pronouncement

      - In pre-merger share count terms, earnings were 72 cents per diluted share, including 3 cents in merger-related and other charges and a 1 cent reduction attributable to the adoption of the new accounting pronouncement

      - Core earnings at record levels, reflecting increases over first quarter 2004 and second quarter 2003

      - Steady core banking advances that benefited from 6 percent annualized, internal loan growth and 3 percent low-cost deposit growth, linked-quarter, annualized

      - Continuing improvement in nonperforming assets - down 9 percent from the first quarter

      - Encouraging results from major non-traditional business units, Morgan Keegan and mortgage banking

      - Integration initiatives related to the Regions-Union Planters merger proceeding on schedule - believe "new" Regions will be increasingly well positioned for the future

      - Maintaining dividend of $0.3334 per share for the third quarter as declared by the Regions Board of Directors on July 15

"Regions made good progress in the second quarter, growing loans, improving net interest income, maintaining solid credit quality and executing our merger integration plan," said Regions Chairman and CEO Carl E. Jones Jr. "We are excited about how well our two companies are coming together, and how well our business units have performed.

"The trends are positive, and we are pleased with the outlook for the remainder of 2004," Jones said.

Regions merged with Union Planters Corp. effective July 1, 2004. In the transaction, Regions shareholders received 1.2346 shares for each 1 share they previously owned, and Union Planters shareholders received 1 Regions share for each 1 Union Planters share they previously owned. As a result, all per-share information for prior quarters has been restated in post-merger share count terms.

Net income totaled $162 million for the second quarter of 2004, or 58 cents per diluted share in post-merger share count terms. This includes 2 cents in merger-related and other charges and a 1 cent reduction related to the adoption of a new accounting pronouncement (EITF 03-6) that impacts the accounting for the company's accelerated share repurchase program. Using the pre-merger share count of Regions, earnings would have been 72 cents per diluted share, including 3 cents in merger-related and other charges and 1 cent reduction related to the adoption of the new accounting pronouncement.

                               Continued Next Page

July 16, 2004
Page Two

Regions' banking operations performed very well in the second quarter. Net interest income totaled $380.9 million, compared to $379.0 million in the first quarter. This increase was primarily attributable to growth in earning assets. Core loans increased 6 percent annualized in the second quarter, compared to the first quarter, and 5 percent compared to the second quarter of 2003. Regions' Equity AssetLine product continued to drive high-quality loan growth, as did increases in the commercial real estate portfolio. Low-cost deposits grew 3 percent on a linked-quarter, annualized basis, and 6 percent year over year as Regions' deposit acquisition campaign continued to produce positive results.

"The fact that we were able to generate such steady growth in our banking division in the midst of our merger and integration efforts is a testament to the skill and dedication of our associates," said Jones. "Once again our people have played a vital role in the success of this company.

"Though we still have much work to be done, our integration is underway and progressing smoothly," he said. "One of the reasons for this successful beginning is the fact that we are approaching our future as one - working together to build a strong foundation that will ensure success for many years to come."

The company's non-performing assets continued to improve, declining 9 percent during the second quarter to $225.3 million, compared to $247.6 million in the first quarter. As a percentage of total loans and other real estate, non-performing assets were at 67 basis points in the second quarter, down from 75 basis points from the first quarter and 102 basis points during the same period last year.

During the second quarter Morgan Keegan earned $19.4 million on total revenues of $169.8 million. Trust revenues were up 4 percent compared to the first quarter, and equity capital markets revenues were up 15 percent.

Additionally, Regions' mortgage business saw an increase in originations of 41 percent, linked-quarter, driven by a strong mortgage origination pipeline at the end of the first quarter and strong growth in EquiFirst's East and West Coast operations.

The Regions Financial Corp. Board of Directors declared a quarterly cash dividend of 33.34 cents per share payable Aug. 16, 2004, to shareholders of record as of Aug. 2, 2004. This is the 133rd consecutive quarter in which Regions has paid cash dividends, going back to its formation in 1971. This dividend declaration is a continuation of the quarterly dividend rate (in post-merger share count terms) declared by the previous boards of directors of both Regions and Union Planters prior to the merger of the two companies.

Regions will hold a conference call to discuss the company's performance today at 9 a.m. central time (CT). Internet access to the call and to the supporting materials will be available through the Investor Relations section of the Regions Web site, www.regions.com, under the heading of Live Webcast. Telephone access to the call may be obtained by dialing 1-800-901-5241 for U.S. callers and 617-786-2963 for international callers with access code 29356836 by 8:50 a.m. CT.

About Regions Financial Corporation

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, securities brokerage, and insurance products and services. With its merger with the former Union Planters Corp. complete, Regions has some $80 billion in assets, making it one of the nation's Top 15 financial services providers. Regions' banking subsidiaries, Regions Bank and Union Planters Bank, operate some 1,400 offices and a 1,700-ATM network across a 15-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from more than 145 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500 and operates one of the Top 20 mortgage companies in the United States, can be found at www.regions.com.

                               Continued Next Page

July 16, 2004
Page Three

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                               Three Months Ended                     Six Months Ended
                                    June 30                               June 30
                           -------------------------            -------------------------
Earnings                      2004         2003        Change       2004           2003      Change
                           -----------   -----------            -----------   -----------
Net income                 $   162,024   $   164,766     -2%    $   330,559   $   323,366       2%
Net income available to
  common shareholders      $   159,263   $   164,766     -3%    $   325,835   $   323,366       1%
Per share: (a) and (b)
 Net income                $      0.59   $      0.60     -2%    $      1.20   $      1.18       2%
 Net income-diluted        $      0.58   $      0.59     -2%    $      1.18   $      1.17       1%
 Cash dividends declared   $      0.33   $      0.24     38%    $      0.67   $      0.49      37%

                                                        June 30
                                            --------------------------------
Financial Condition                              2004              2003          Change
                                            --------------    --------------
Total assets                                $   49,756,793    $   49,548,331        0%
Loans, net of unearned income               $   33,636,784    $   31,715,200        6%
Securities                                  $    8,749,219    $    9,519,302       -8%
Total earning assets                        $   45,767,404    $   45,028,818        2%
Total deposits                              $   34,436,961    $   31,866,515        8%
Stockholders' equity                        $    4,374,596    $    4,370,300        0%
Stockholders' equity per share              $        16.11    $        15.91        1%

Selected Ratios

Return on average stockholders' equity               15.04%            15.23%
Return on average total assets                        1.35%             1.35%
Stockholders' equity to total assets                  8.79%             8.82%
Allowance for loan losses as a percentage
  of loans, net of unearned income                    1.35%             1.44%
Loans, net of unearned income, to
  total deposits                                     97.68%            99.53%
Net charge-offs to average loans                      0.25%             0.27%

(a) Per share amounts for all periods presented have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received
1.2346 shares for each 1.0 share held on July 1, 2004.

(b) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share $.01 for the three months ended June 30, 2004 and $.02 per share for the six months ended June 30, 2004. EITF 03-6 had no impact on 2003 per share amounts.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on July 16, 2004, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Regions Financial Corporation's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward Looking Statements" in the accompanying financial supplement, the company's annual report or Form 10-K for the most recently ended fiscal year.

[REGIONS LOGO] FINANCIAL SUPPLEMENT TO SECOND QUARTER 2004 EARNINGS RELEASE

SUMMARY

Healthy quarterly earnings of $0.58 per diluted share, based on Regions' post-merger share count basis (1.2346 for 1.0)

- Equates to $0.61 per diluted share post-merger or $0.76 per diluted share in pre-merger share count terms, excluding merger and other charges of $0.03 per share and effect from adoption of EITF 03-6 of $0.01 per share (see page 2 for additional details)

Diversification-enhanced revenue stream

- Net interest income was up 2% linked-quarter, annualized, and up 4% over 2Q03 as the net interest margin remained relatively stable, at 3.53% in 2Q04 compared to 3.56% during 1Q04 and up from 3.47% in 2Q03. Earning asset growth in the second quarter offset the slight decline in the margin, which resulted primarily from maturity of fixed rate assets

- Increase in overall mortgage revenues primarily due to increase in origination volume and gain on sale of mortgage loans

- Morgan Keegan's revenues were strong at $169.8 million in 2Q04 compared to $176.5 million in 1Q04 and $188.0 million in 2Q03. Revenue comparisons are impacted by fees from proprietary fund closings and stronger fixed income markets in previous quarters. Earnings were relatively stable at $19.4 million compared to $20.9 million in the first quarter

Steady core banking advances in loans and deposits

- Core loan growth of 6%, linked quarter, annualized, driven by commercial real estate lending and home equity lines of credit

- Low-cost deposit growth of 3%, linked quarter, annualized driven by deposit acquisition campaign. Acquisition campaign targets eleven DDA accounts

Credit quality improved while net charge-offs were up from their low first quarter levels

- Non-performing assets declined 9% to $225.3 million or 0.67% of loans and other real estate

-     Net charge-offs of $27.9 million or 34 bps of average loans, annualized

Non-interest expenses, excluding MSR impairment(recapture) and merger-related and other charges, decreased 10%, linked-quarter, annualized

- Salaries and benefits expense declined $3.7 million, net of merger and other charges, compared to 1Q04

- Net occupancy expense was down $1.8 million, net of merger and other charges, compared to 1Q04

Recaptured $40.0 million of mortgage servicing rights valuation allowance in 2Q04

Incurred $39.6 million in losses on the early retirement of $1.1 billion of FHLB advances in 2Q04

Union Planters Highlights

- Earned $11.8 million or $0.06 per diluted share including merger and other charges of $74.4 million ($114.4 million pre-tax) or $0.39 per diluted share

-     Significant improvement in credit quality

- Healthy banking unit performance with home equity product balances increasing 26% linked-quarter, annualized, 1-4 family mortgages increasing 16% linked-quarter, annualized, and average non-interest bearing deposits increasing over 4%, linked-quarter, annualized

-     10% linked quarter growth in financial services

- Strong mortgage origination of $2.7 billion, an increase of 34.8% compared to the first quarter

Merger integration process is underway and continues to follow a systematic and disciplined course

- Former clients of Union Planters' PFIC investment management subsidiary will be converted to Morgan Keegan accounts by July 31

- Regions Mortgage headquarters has been moved to Memphis and the integration of the two mortgage companies is expected to be complete by year-end

- As part of initiatives to "right-size" mortgage banking, $6 billion of West Coast mortgage servicing assets are being sold in the third quarter

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 2

SIGNIFICANT ITEMS AFFECTING EARNINGS PER SHARE

                                       Pre-Merger Share Count Basis (1)                   Post-Merger Share Count Basis (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     YTD                                                YTD
                                 2Q04       1Q04       2Q03     2Q04       2Q03     2Q04      1Q04       2Q03      2Q04      2Q03
-----------------------------------------------------------------------------------------------------------------------------------
Average number of shares
  outstanding, fully diluted    222,391    224,590   225,064   223,490   224,564   274,564   277,279   277,864    275,921   277,247
(in thousands)
PER SHARE, REPORTED:

  Net income-diluted           $   0.72   $   0.74  $   0.73  $   1.46  $   1.44  $   0.58  $   0.60  $   0.59   $   1.18  $   1.17

PER SHARE, EFFECT OF: (1)

  Merger and other charges        (0.03)         -         -     (0.03)        -     (0.02)        -         -      (0.02)        -
  EITF 03-6 Adoption              (0.01)     (0.01)        -     (0.02)        -     (0.01)    (0.01)        -      (0.02)        -
                               --------   --------  --------  --------  --------  --------  --------  --------   --------  --------
                               $  (0.04)  $  (0.01) $      -     (0.05) $      -  $  (0.03) $  (0.01) $      -   $  (0.04) $      -
                               ========   ========  ========  ========  ========  ========  ========  ========   ========  ========
Dividends per share            $   0.41   $   0.41  $   0.30  $   0.82  $   0.60  $   0.33  $   0.33  $   0.24   $   0.67  $   0.49
                               ========   ========  ========  ========  ========  ========  ========  ========   ========  ========

(1) Positive/(negative) impact on GAAP earnings.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 3

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

($ amounts in thousands)

                                               6/30/04         3/31/04         12/31/03        9/30/03         6/30/03
                                             ------------    ------------    ------------    ------------    ------------
Assets:
Cash and due from banks                      $  1,254,432    $    970,762    $  1,255,853    $  1,262,979    $  1,235,107
Interest-bearing deposits
  in other banks                                   35,802         102,408          96,537         194,761         154,317
Securities held to maturity                        31,639          31,990          30,943          32,194          32,082
Securities available for sale                   8,717,580       8,473,044       9,056,861       9,117,752       9,487,220
Trading account assets                            754,213         790,864         816,074         776,332         897,732
Loans held for sale                             1,231,132       1,436,812       1,241,852       1,931,014       1,487,608
Federal funds sold and securities
  purchased under agreement
  to resell                                       810,581         594,064         577,989         452,786         572,226
Margin receivables                                549,673         547,955         503,575         509,573         682,433
Loans                                          33,863,816      33,000,869      32,414,848      31,815,772      31,945,121
Unearned income                                  (227,032)       (231,119)       (230,525)       (231,387)       (229,921)
                                             ------------    ------------    ------------    ------------    ------------
           Loans, net of unearned
            income                             33,636,784      32,769,750      32,184,323      31,584,385      31,715,200
Allowance for loan losses                        (452,677)       (455,566)       (454,057)       (456,040)       (456,672)
                                             ------------    ------------    ------------    ------------    ------------
           Net Loans                           33,184,107      32,314,184      31,730,266      31,128,345      31,258,528
Premises and equipment                            639,822         631,186         629,638         626,188         623,050
Interest receivable                               182,636         182,116         194,501         193,573         208,094
Due from customers on
  acceptances                                       9,604          35,058          61,053          10,074          19,912
Excess purchase price                           1,101,425       1,089,308       1,083,416       1,073,714       1,073,386
Mortgage servicing rights                         156,774         113,099         126,846         123,902          96,333
Other assets                                    1,097,373       1,464,093       1,192,592       1,361,028       1,720,303
                                             ------------    ------------    ------------    ------------    ------------
                                             $ 49,756,793    $ 48,776,943    $ 48,597,996    $ 48,794,215    $ 49,548,331
                                             ============    ============    ============    ============    ============

Liabilities and Stockholders' Equity:
Deposits
       Non-interest-bearing                  $  5,953,180    $  5,918,325    $  5,717,747    $  5,546,705    $  5,530,777
       Interest-bearing                        28,483,781      25,507,248      27,014,788      27,070,230      26,335,738
                                             ------------    ------------    ------------    ------------    ------------
            Total Deposits                     34,436,961      31,425,573      32,732,535      32,616,935      31,866,515
Borrowed funds:
       Short-term borrowings:
            Federal funds purchased and
              securities sold under agree-
              ment to repurchase                3,702,172       4,447,518       3,031,706       3,542,312       4,076,180
            Commercial paper                            0               0           5,500          13,750          17,250
            Other short-term
              borrowings                        1,110,863       1,441,916       1,389,832       1,406,372       1,999,772
                                             ------------    ------------    ------------    ------------    ------------
                 Total Short-term
                   Borrowings                   4,813,035       5,889,434       4,427,038       4,962,434       6,093,202
       Long-term borrowings                     4,580,054       5,768,131       5,711,752       5,603,532       5,439,448
                                             ------------    ------------    ------------    ------------    ------------
            Total Borrowed Funds                9,393,089      11,657,565      10,138,790      10,565,966      11,532,650
Bank acceptances
  outstanding                                       9,604          35,058          61,053          10,074          19,912
Other liabilities                               1,542,543       1,232,289       1,213,503       1,206,392       1,758,954
                                             ------------    ------------    ------------    ------------    ------------
            Total Liabilities                  45,382,197      44,350,485      44,145,881      44,399,367      45,178,031

Stockholders' equity:
       Common stock (1)                             2,716         140,177         139,598         139,397         139,100
       Surplus (1)                                970,024       1,000,479         983,669         975,939         965,244
       Undivided profits                        3,479,106       3,407,590       3,329,023       3,236,285       3,142,722
       Treasury Stock                                   0        (206,825)        (49,944)        (27,497)              0
       Unearned restricted stock                  (36,904)        (15,075)        (13,771)        (15,693)        (17,401)
       Accumulated other comprehensive
            income(loss)                          (40,346)        100,112          63,540          86,417         140,635
                                             ------------    ------------    ------------    ------------    ------------
                 Total Stockholders'
                   Equity                       4,374,596       4,426,458       4,452,115       4,394,848       4,370,300
                                             ------------    ------------    ------------    ------------    ------------
                                             $ 49,756,793    $ 48,776,943    $ 48,597,996    $ 48,794,215    $ 49,548,331
                                             ============    ============    ============    ============    ============

(1) June 30, 2004, Common Stock and Surplus has been restated to post-merger terms, giving effect to the change in par value from $0.625 per share to $0.01 per share and exchange of 1.2346 shares for each 1 share of old Regions shares in connection with the July 1, 2004 merger with Union Planters

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 4

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                                   Quarter Ended
                                            ------------------------------------------------------------
                                             6/30/04      3/31/04    12/31/03      9/30/03      6/30/03
                                            ---------    ---------   ---------    ---------    ---------
Interest Income:
       Interest and fees on loans           $ 413,613    $ 411,012   $ 412,031    $ 417,210    $ 435,161
       Interest on securities:
            Taxable interest income            82,123       86,557      85,460       79,326       88,609
            Tax-exempt interest income          5,289        5,661       5,839        5,972        6,111
                                            ---------    ---------   ---------    ---------    ---------
            Total Interest on Securities       87,412       92,218      91,299       85,298       94,720
       Interest on loans held for sale         25,044       19,971      24,722       27,780       19,830
       Interest on margin receivables           4,434        4,192       4,070        4,004        3,973
       Income on federal funds sold and
         securities purchased under
         agreement to resell                    1,448        1,378       1,549          859        1,391
       Interest on time deposits in
         other banks                               18           22          37           55           49
       Interest on trading account assets       5,911        6,889       6,569        5,715        6,822
                                            ---------    ---------   ---------    ---------    ---------
            Total Interest Income             537,880      535,682     540,277      540,921      561,946

Interest Expense:
       Interest on deposits                    85,998       84,054      86,885       93,384      115,237
       Interest on short-term borrowings       18,157       19,651      19,995       25,940       27,507
       Interest on long-term borrowings        52,862       52,980      53,879       52,721       52,901
                                            ---------    ---------   ---------    ---------    ---------
            Total Interest Expense            157,017      156,685     160,759      172,045      195,645
                                            ---------    ---------   ---------    ---------    ---------
            Net Interest Income               380,863      378,997     379,518      368,876      366,301

Provision for loan losses                      25,000       15,000      30,000       30,000       30,000
                                            ---------    ---------   ---------    ---------    ---------
            Net Interest Income After
              Provision for Loan Losses       355,863      363,997     349,518      338,876      336,301

Non-Interest Income:
       Brokerage and investment banking       128,886      138,203     135,634      140,257      151,811
       Trust department income                 21,668       20,691      17,797       18,168       16,850
       Service charges on deposit
         accounts                              73,607       71,868      73,042       73,641       72,205
       Mortgage servicing and origination
         fees                                  26,246       23,491      22,514       29,074       31,757
       Securities gains (losses)                  149       12,803          (2)         (37)      15,799
       Other                                   96,803       98,428      82,384       86,572       89,702
                                            ---------    ---------   ---------    ---------    ---------
            Total Non-Interest Income         347,359      365,484     331,369      347,675      378,124

Non-Interest Expense:
       Salaries and employee benefits         288,175      290,923     278,862      281,666      288,937
       Net occupancy expense                   25,985       27,800      27,748       26,869       25,518
       Furniture and equipment expense         19,341       18,130      20,374       20,160       20,501
       Impairment (recapture) of MSR's        (39,600)      12,000           0      (20,000)      19,000
       Other                                  180,828      142,247     124,963      147,482      130,029
                                            ---------    ---------   ---------    ---------    ---------
            Total Non-Interest Expense        474,729      491,100     451,947      456,177      483,985
                                            ---------    ---------   ---------    ---------    ---------
            Income Before Income Taxes        228,493      238,381     228,940      230,374      230,440
Applicable income taxes                        66,469       69,846      65,187       65,652       65,674
                                            ---------    ---------   ---------    ---------    ---------
            Net Income                      $ 162,024    $ 168,535   $ 163,753    $ 164,722    $ 164,766
                                            =========    =========   =========    =========    =========
            Net income available to
                 common shareholders        $ 159,263    $ 166,572   $ 163,753    $ 164,722    $ 164,766
                                            =========    =========   =========    =========    =========

Average shares outstanding--
  during quarter (1)                          271,024      273,270     274,169      274,733      274,344
Average shares outstanding--during
       quarter, diluted (1)                   274,564      277,278     278,556      278,648      277,864
Actual shares outstanding--
  end of quarter (1)                          271,573      218,739     221,967      222,257      222,561
Net income per share (1) (2)                $    0.59    $    0.61   $    0.60    $    0.60    $    0.60
Net income per share, diluted (1) (2)       $    0.58    $    0.60   $    0.59    $    0.59    $    0.59
Dividends per share (1)                     $    0.33    $    0.33   $    0.26    $    0.26    $    0.24

Taxable equivalent net interest income      $ 397,089    $ 395,411   $ 396,831    $ 385,353    $ 382,751

(1) Share and per share amounts for all periods presented have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share $.01 for the three months ended June 30, 2004 and $.02 per share for the six months ended June 30, 2004. EITF 03-6 had no impact on 2003 per share amounts.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 5

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                             Six Months Ended
                                                                 June 30
                                                        --------------------------
                                                           2004           2003
                                                        -----------    -----------
Interest Income:
    Interest and fees on loans                          $   824,625    $   873,058
    Interest on securities:
      Taxable interest income                               168,680        183,979
      Tax-exempt interest income                             10,950         12,544
                                                        -----------    -----------
      Total Interest on Securities                          179,630        196,523
    Interest on loans held for sale                          45,015         43,178
    Interest on margin receivables                            8,626          7,847
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                               2,826          3,420
    Interest on time deposits in other banks                     40             97
    Interest on trading account assets                       12,800         13,809
                                                        -----------    -----------
      Total Interest Income                               1,073,562      1,137,932

Interest Expense:
    Interest on deposits                                    170,052        250,084
    Interest on short-term borrowings                        37,808         55,140
    Interest on long-term borrowings                        105,842        106,504
                                                        -----------    -----------
      Total Interest Expense                                313,702        411,728
                                                        -----------    -----------
      Net Interest Income                                   759,860        726,204

Provision for loan losses                                    40,000         61,500
                                                        -----------    -----------
      Net Interest Income After Provision
         for Loan Losses                                    719,860        664,704

Non-Interest Income:
    Brokerage and investment banking                        267,089        276,838
    Trust department income                                  42,359         33,956
    Service charges on deposit accounts                     145,475        141,930
    Mortgage servicing and origination fees                  49,737         59,985
    Securities gains (losses)                                12,952         25,697
    Other                                                   195,231        181,307
                                                        -----------    -----------
      Total Non-Interest Income                             712,843        719,713

Non-Interest Expense:
    Salaries and employee benefits                          579,098        561,556
    Net occupancy expense                                    53,785         51,230
    Furniture and equipment expense                          37,471         40,813
    Impairment (recapture) of MSR's                         (27,600)        19,190
    Other                                                   323,075        259,370
                                                        -----------    -----------
      Total Non-Interest Expense                            965,829        932,159
                                                        -----------    -----------
      Income Before Income Taxes                            466,874        452,258
Applicable income taxes                                     136,315        128,892
                                                        -----------    -----------
      Net Income                                        $   330,559    $   323,366
                                                        ===========    ===========
      Net income available to
         common shareholders                            $   325,835    $   323,366
                                                        ===========    ===========
Average shares outstanding--year-to-date (1)                272,147        273,970
Average shares outstanding--year-to-date, diluted (1)       275,921        277,247
Actual shares outstanding--end of quarter (1)               271,573        274,773
Net income per share (1) (2)                            $      1.20    $      1.18
Net income per share, diluted (1) (2)                   $      1.18    $      1.17
Dividends per share (1)                                 $      0.67    $      0.49

Taxable equivalent net interest income                  $   792,501    $   759,738

(1) Share and per share amounts for all periods presented have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Reflects impact of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," which reduced earnings per share $.01 for the three months ended June 30, 2004 and $.02 per share for the six months ended June 30, 2004. EITF 03-6 had no impact on 2003 per share amounts.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 6

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                                          Quarter Ended
                                          -------------------------------------------------------------------------------
                                                  6/30/04                    3/31/04                     12/31/03
                                          -----------------------    -----------------------     ------------------------
                                            Average        Yield/      Average        Yield/       Average         Yield/
                                            Balance         Rate       Balance         Rate        Balance          Rate
                                          -----------      ------    -----------      ------     -----------       ------
Assets
Earning assets:
       Taxable securities                 $ 8,349,129       3.98%    $ 8,627,819       4.06%     $ 8,607,323        3.99%
       Non-taxable securities                 424,592       7.86%        435,978       8.30%         463,019        7.81%
       Federal funds sold                     615,139       0.95%        614,627       0.90%         722,366        0.85%
       Margin receivables                     543,090       3.28%        513,922       3.28%         504,323        3.20%
       Loans, net of unearned
              income                       32,993,733       5.19%     32,342,081       5.27%      31,746,108        5.30%
       Interest-bearing deposits
            in other banks                      5,158       1.40%          7,568       1.17%          13,778        1.07%
       Loans held for sale                  1,712,772       5.88%      1,325,000       6.06%       1,616,801        6.07%
       Trading account assets                 634,804       3.93%        815,160       3.50%         782,120        3.81%
                                          -----------                -----------                 -----------
            Total earning assets           45,278,417       4.92%     44,682,155       4.97%      44,455,838        4.98%
Allowance for loan losses                    (457,915)                  (458,515)                   (454,035)
Cash and due from banks                       992,416                    945,080                     958,244
Other non-earning assets                    3,657,906                  3,652,006                   3,709,341
                                          -----------                -----------                 -----------
                                          $49,470,824                $48,820,726                 $48,669,388
                                          ===========                ===========                 ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
       Savings accounts                   $ 1,450,083       0.22%    $ 1,426,803       0.22%     $ 1,416,434        0.26%
       Interest bearing transaction
            accounts                        2,771,453       0.87%      2,642,203       0.84%       2,481,147        0.84%
       Money market accounts               10,622,534       0.63%     10,578,972       0.61%      10,630,021        0.60%
       Certificates of deposit of
            $100,000 or more                3,849,005       1.90%      3,544,559       1.94%       3,168,771        2.06%
       Other interest-bearing
         accounts                           8,705,335       2.05%      8,429,297       2.13%       8,815,274        2.17%
       Federal funds purchased              3,510,082       1.10%      3,546,344       0.98%       3,733,241        0.97%
       Commercial paper                             0         --           1,088       3.70%          11,634        3.72%
       Other short-term borrowings          1,185,923       2.90%      1,438,891       3.08%       1,417,052        3.02%
       Long-term borrowings                 5,719,057       3.72%      5,711,703       3.73%       5,688,221        3.76%
                                          -----------                -----------                 -----------
            Total interest-bearing
                 liabilities               37,813,472       1.67%     37,319,860       1.69%      37,361,795        1.71%
Non-interest bearing deposits               6,003,804                  5,709,946                   5,761,914
Other liabilities                           1,291,955                  1,313,753                   1,131,137
Stockholders' equity                        4,361,593                  4,477,167                   4,414,542
                                          -----------                -----------                 -----------
                                          $49,470,824                $48,820,726                 $48,669,388
                                          ===========                ===========                 ===========

Net yield on interest earning assets                        3.53%                      3.56%                        3.54%

                                                            Quarter Ended
                                          -----------------------------------------------------
                                                   9/30/03                    6/30/03
                                          -----------------------     -------------------------
                                            Average        Yield/       Average          Yield/
                                            Balance         Rate        Balance           Rate
                                          -----------      ------     -----------        ------
Assets
Earning assets:
       Taxable securities                 $ 8,671,597       3.68%     $ 9,019,901         3.99%
       Non-taxable securities                 479,484       7.73%         512,141         7.51%
       Federal funds sold                     605,986       0.56%         534,148         1.04%
       Margin receivables                     516,238       3.08%         505,989         3.15%
       Loans, net of unearned
              income                       31,470,101       5.41%      31,481,985         5.70%
       Interest-bearing deposits
            in other banks                     14,271       1.53%           9,225         2.13%
       Loans held for sale                  2,022,109       5.45%       1,386,569         5.74%
       Trading account assets                 702,280       3.23%         835,931         3.16%
                                          -----------                 -----------
            Total earning assets           44,482,066       4.97%      44,285,889         5.24%
Allowance for loan losses                    (459,157)                   (453,768)
Cash and due from banks                       924,158                     936,007
Other non-earning assets                    3,688,043                   3,676,713
                                          -----------                 -----------
                                          $48,635,110                 $48,444,841
                                          ===========                 ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
       Savings accounts                   $ 1,449,886       0.22%     $ 1,412,742         0.28%
       Interest bearing transaction
            accounts                        2,377,845       0.82%       2,204,375         1.05%
       Money market accounts               10,551,389       0.58%      10,616,728         0.76%
       Certificates of deposit of
            $100,000 or more                3,085,685       2.29%       3,274,531         2.68%
       Other interest-bearing
         accounts                           8,979,828       2.41%       9,237,300         2.88%
       Federal funds purchased              3,995,668       0.95%       3,516,034         1.10%
       Commercial paper                        16,054       3.73%          17,250         3.79%
       Other short-term borrowings          1,676,430       3.84%       1,954,446         3.63%
       Long-term borrowings                 5,502,659       3.80%       5,392,564         3.93%
                                          -----------                 -----------
            Total interest-bearing
                 liabilities               37,635,444       1.81%      37,625,970         2.09%
Non-interest bearing deposits               5,450,499                   5,232,916
Other liabilities                           1,212,032                   1,248,552
Stockholders' equity                        4,337,135                   4,337,403
                                          -----------                 -----------
                                          $48,635,110                 $48,444,841
                                          ===========                 ===========

Net yield on interest earning assets                        3.44%                         3.47%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 7

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                                  Six Months Ended
                                                                       June 30
                                                 -------------------------------------------------
                                                          2004                        2003
                                                 ---------------------       ---------------------
                                                   Average      Yield/         Average       Yield/
                                                   Balance       Rate          Balance        Rate
                                                   -------       ----          -------        ----
Assets
Earning assets:
   Taxable securities                            $ 8,488,474     4.02%       $ 8,789,382      4.28%
   Non-taxable securities                            430,285     8.08%           519,971      7.60%
   Federal funds sold                                614,883     0.92%           595,048      1.16%
   Margin receivables                                528,506     3.28%           472,356      3.35%
   Loans, net of unearned income                  32,667,907     5.23%        31,299,707      5.78%
   Interest-bearing deposits in
      other banks                                      6,363     1.26%             9,022      2.17%
   Loans held for sale                             1,518,886     5.96%         1,459,904      5.96%
   Trading account assets                            724,982     3.69%           847,739      3.28%
                                                 -----------                 -----------
      Total earning assets                        44,980,286     4.95%        43,993,129      5.37%
Allowance for loan losses                           (458,215)                   (447,925)
Cash and due from banks                              968,748                     964,936
Other non-earning assets                           3,654,956                   3,787,480
                                                 -----------                 -----------
                                                 $49,145,775                 $48,297,620
                                                 ===========                 ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                              $ 1,438,443     0.22%       $ 1,417,322      0.30%
   Interest bearing transaction
      accounts                                     2,706,828     0.86%         2,036,865      1.10%
   Money market accounts                          10,600,753     0.62%        10,692,566      0.81%
   Certificates of deposit of
      $100,000 or more                             3,696,782     1.92%         3,338,815      2.88%
   Other interest-bearing accounts                 8,567,316     2.09%         9,496,294      3.11%
   Federal funds purchased                         3,528,213     1.04%         3,160,264      1.15%
   Commercial paper                                      544     3.70%            17,250      3.79%
   Other short-term borrowings                     1,312,407     3.00%         2,028,188      3.66%
   Long-term borrowings                            5,715,380     3.72%         5,389,058      3.99%
                                                 -----------                 -----------
      Total interest-bearing liabilities          37,566,666     1.68%        37,576,622      2.21%
Non-interest bearing deposits                      5,856,875                   5,151,095
Other liabilities                                  1,302,854                   1,289,288
Stockholders' equity                               4,419,380                   4,280,615
                                                 -----------                 -----------
                                                 $49,145,775                 $48,297,620
                                                 ===========                 ===========
Net yield on interest-earning
  assets                                                         3.54%                        3.48%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

($ amounts in thousands)

                                                                Six Months Ended
                                                                    June 30
                                                     --------------------------------------
                                                       2004                          2003
                                                     --------                      --------
Balance at beginning of year                         $454,057                      $437,164

Net loans charged off:
  Commercial                                           29,822                        28,211
  Real estate                                           5,504                         5,753
  Installment                                           6,054                         8,028
                                                     --------                      --------
      Total                                            41,380                        41,992
Provision charged to expense                           40,000                        61,500
                                                     --------                      --------
Balance at end of period                             $452,677                      $456,672
                                                     ========                      ========

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 8

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS


                                                                                     Quarter Ended
                                                        ---------------------------------------------------------------------
                                                        6/30/04         3/31/04         12/31/03       9/30/03        6/30/03
                                                        -------         -------         --------       -------        -------
Return on average assets*                                  1.32%           1.39%           1.34%          1.34%          1.36%

Return on tangible equity*                                19.99%          19.99%          19.52%         20.02%         20.24%

Return on average equity*                                 14.94%          15.14%          14.72%         15.07%         15.24%

Stockholders' equity per share (1)                      $ 16.11          $16.39          $16.25         $16.02         $15.91

Stockholders' equity to total assets                       8.79%           9.07%           9.16%          9.01%          8.82%

Allowance for loan losses as a percentage
       of loans, net of unearned income                    1.35%           1.39%           1.41%          1.44%          1.44%

Loans, net of unearned income,
       to total deposits                                  97.68%         104.28%          98.33%         96.83%         99.53%

Net charge-offs as a percentage of
       average loans*                                      0.34%           0.17%           0.40%          0.39%          0.29%

Total non-performing assets (excluding loans
       90 days past due) as a percentage of
       loans and other real estate                         0.67%           0.75%           0.94%          1.03%          1.02%

Total non-performing assets (including loans
       90 days past due) as a percentage of
       loans and other real estate                         0.78%           0.86%           1.05%          1.13%          1.13%

*Annualized

(1) Per share information has been restated to post-merger terms, giving effect to the 1.2346 for 1.0 exchange ratio that was applied to Regions shares in connection with the July 1, 2004 merger with Union Planters

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 9

LOANS

                                                  LOAN PORTFOLIO - PERIOD END DATA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               6/30/2004             6/30/2004
($ amounts in thousands)    6/30/04      3/31/04     12/31/03      9/30/03      6/30/03       vs. 3/31/04*          vs. 6/30/03
------------------------  -----------  -----------  -----------  -----------  -----------  ------------------   -------------------
Commercial                $10,034,086  $10,215,384  $10,182,176  $10,409,481  $10,988,657  $(181,298)    -7.1%  $ (954,571)    -8.7%
Residential Mortgages       8,199,935    8,267,924    8,318,711    8,172,563    8,204,385    (67,989)    -3.3%      (4,450)    -0.1%
Other Real Estate Loans     6,738,835    6,240,204    5,878,922    5,439,971    4,910,895    498,631     32.0%   1,827,940     37.2%
Construction                3,647,943    3,601,942    3,484,767    3,371,931    3,579,442     46,001      5.1%      68,501      1.9%
Branch Installment          1,256,961    1,293,711    1,353,707    1,414,299    1,476,601    (36,750)   -11.4%    (219,640)   -14.9%
Indirect Installment          808,130      368,595      362,496      380,649      382,401    439,535    477.0%     425,729    111.3%
Consumer Lines of Credit    2,241,820    2,072,063    1,918,988    1,728,054    1,538,884    169,757     32.8%     702,936     45.7%
Student Loans                 709,074      709,927      684,556      667,437      633,935       (853)    -0.5%      75,139     11.9%
                          -----------  -----------  -----------  -----------  -----------  ---------   ------   ----------   ------
                          $33,636,784  $32,769,750  $32,184,323  $31,584,385  $31,715,200  $ 867,034     10.6%  $1,921,584      6.1%
                          ===========  ===========  ===========  ===========  ===========  =========   ======   ==========   ======

Loans Held for Sale
  (HFS):
Mortgage Loans HFS        $ 1,231,132  $ 1,030,704  $ 1,021,544  $ 1,336,380  $ 1,166,875  $ 200,428     77.8%  $   64,257      5.5%
Indirect Loans HFS                  -      406,108      220,308      594,634      320,733   (406,108)  -400.0%    (320,733)  -100.0%
                          -----------  -----------  -----------  -----------  -----------  ---------   ------   ----------   ------
  Total Loans HFS         $ 1,231,132  $ 1,436,812  $ 1,241,852  $ 1,931,014  $ 1,487,608  $(205,680)   -57.3%  $ (256,476)   -17.2%
                          ===========  ===========  ===========  ===========  ===========  =========   ======   ==========   ======

                                                  LOAN PORTFOLIO - AVERAGE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  2Q04                  2Q04
($ amounts in thousands)     2Q04          1Q04         4Q03         3Q03         2Q03          vs. 1Q04*             vs. 2Q03
------------------------  -----------  -----------  ------------  -----------  -----------  -----------------    ------------------
Commercial                $10,169,811  $10,055,926  $10,198,310   $10,706,642  $11,004,275  $ 113,885     4.5%   $ (834,464)   -7.6%
Residential Mortgages       8,151,118    8,289,986    8,227,683     8,053,111    8,120,655   (138,868)   -6.7%       30,463     0.4%
Other Real Estate Loans     6,406,718    6,046,504    5,624,088     5,137,428    4,769,170    360,214    23.8%    1,637,548    34.3%
Construction                3,681,832    3,563,666    3,449,078     3,475,015    3,622,848    118,166    13.3%       58,984     1.6%
Branch Installment          1,254,532    1,312,239    1,365,670     1,426,755    1,516,335    (57,707)  -17.6%     (261,803)  -17.3%
Indirect Installment          450,481      364,603      372,293       381,910      368,989     85,878    94.2%       81,492    22.1%
Consumer Lines of Credit    2,174,258    2,001,274    1,839,613     1,643,158    1,453,531    172,984    34.6%      720,727    49.6%
Student Loans                 704,983      707,883      669,373       646,082      626,182     (2,900)   -1.6%       78,801    12.6%
                          -----------  -----------  -----------   -----------  -----------  -----------------    ----------   -----
                          $32,993,733  $32,342,081  $31,746,108   $31,470,101  $31,481,985  $ 651,652     8.1%   $1,511,748     4.8%
                          ===========  ===========  ===========   ===========  ===========  =================    ==========   =====
Loans Held for Sale
  (HFS):
Mortgage Loans HFS        $ 1,352,118  $ 1,010,131  $ 1,224,068   $ 1,559,879  $ 1,205,220  $ 341,987   135.4%   $  146,898    12.2%
Indirect Loans HFS            360,654      314,869      392,734       462,230      181,349     45,785    58.2%      179,305    98.9%
                          -----------  -----------  -----------   -----------  -----------  ---------   -----    ----------   -----
  Total Loans HFS         $ 1,712,772  $ 1,325,000  $ 1,616,802   $ 2,022,109  $ 1,386,569  $ 387,772   117.1%   $  326,203    23.5%
                          ===========  ===========  ===========   ===========  ===========  =========   =====    ==========   =====

                                           AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  2Q04                 2Q04
($ amounts in thousands)     2Q04          1Q04         4Q03         3Q03         2Q03          vs. 1Q04*            vs. 2Q03
------------------------  -----------  -----------   -----------  -----------  -----------  ----------------     -----------------
Community Bank Loans      $26,624,586  $26,064,642   $25,586,886  $25,384,348  $25,525,634  $ 559,944    8.6%    $1,098,952    4.3%
Wholesale Loans             6,369,147    6,277,439     6,159,222    6,085,753    5,956,351     91,708    5.8%       412,796    6.9%
                          -----------  -----------   -----------  -----------  -----------  ---------    ---     ----------    ---
                          $32,993,733  $32,342,081   $31,746,108  $31,470,101  $31,481,985  $ 651,652    8.1%    $1,511,748    4.8%
                          ===========  ===========   ===========  ===========  ===========  =========    ===     ==========    ===

*Linked quarter percentage changes are presented on an annualized basis.

- Strongest categories of growth in the loan portfolio have been in commercial real estate related credits and consumer lines of credit.

- Consumer lines of credit, primarily Equity AssetLines, grew 32.8%, annualized, over 1Q04, and 45.7% over 2Q03.

- The quality of the Equity AssetLine portfolio remains high, with an average FICO score of 731 at June 30, 2004.

- Regions is no longer originating and securitizing indirect auto loans. As a result of this refocus in indirect lending, the balance of indirect loans held for sale was moved to the portfolio of indirect installment loans.

- Actual loans, excluding the transfer of the indirect loans held for sale, increased approximately 6% on an annualized, linked quarter basis and approximately 5% year over year.

- The transfer of indirect auto loans also affect comparisons between quarters for wholesale loans as shown above.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 10

DEPOSITS

                                                DEPOSIT PORTFOLIO - PERIOD END DATA
-----------------------------------------------------------------------------------------------------------------------------------

($ amounts in                                                                                   6/30/2004            6/30/2004
  thousands)              6/30/04      3/31/04      12/31/03       9/30/03       6/30/03       vs. 3/31/04*         vs. 6/30/03
----------------------  -----------  -----------   -----------   -----------   -----------  ------------------   ------------------
Interest-Free Deposits  $ 5,953,180  $ 5,918,325   $ 5,717,747   $ 5,546,705   $ 5,530,777  $   34,855     2.4%  $  422,403     7.6%
Interest-Bearing
  Checking                2,844,286    2,791,766     2,647,633     2,493,209     2,424,521      52,520     7.5%     419,765    17.3%
Savings                   1,442,133    1,473,000     1,420,891     1,419,015     1,411,910     (30,867)   -8.4%      30,223     2.1%
Money Market             10,691,155   10,607,497    10,642,155    10,418,836    10,429,281      83,658     3.2%     261,874     2.5%
                        -----------  -----------   -----------   -----------   -----------  ----------   -----   ----------   -----
  Total Low-Cost
    Deposits             20,930,754   20,790,588    20,428,426    19,877,765    19,796,489     140,166     2.7%   1,134,265     5.7%
CD's < $100K              4,743,932    4,827,603     5,056,916     5,214,403     5,675,508     (83,671)   -6.9%    (931,576)  -16.4%
CD's > $100K              4,318,518    3,455,851     3,299,896     3,086,601     3,174,747     862,667    99.9%   1,143,771    36.0%
Other Time Deposits       4,443,757    2,351,531     3,947,297     4,438,166     3,219,771   2,092,226   355.9%   1,223,986    38.0%
                        -----------  -----------   -----------   -----------   -----------  ----------   -----   ----------   -----
                         34,436,961   31,425,573   $32,732,535   $32,616,935   $31,866,515  $3,011,388    38.3%  $2,570,446     8.1%
                        ===========  ===========   ===========   ===========   ===========  ==========   =====   ==========   =====

                                        AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 2Q04               2Q04
($ amounts in thousands)     2Q04         1Q04         4Q03         3Q03          2Q03         vs. 1Q04*          vs. 2Q03
------------------------  -----------  -----------  -----------  -----------  -----------  ----------------   -----------------
Community Bank Deposits   $27,414,895  $27,284,201  $27,129,340  $27,180,362  $27,732,413  $  130,694   1.9%  $ (317,518)  -1.1%
Wholesale Deposits          5,987,319    5,047,579    5,144,221    4,714,770    4,315,066     939,740  74.5%   1,672,253   38.8%
                          -----------  -----------  -----------  -----------  -----------  ----------  ----   ----------   ----
                          $33,402,214  $32,331,780  $32,273,561  $31,895,132  $32,047,479  $1,070,434  13.2%  $1,354,735    4.2%
                          ===========  ===========  ===========  ===========  ===========  ==========  ====   ==========   ====

*Linked quarter percentage changes are presented on an annualized basis.

- Low-cost deposits grew 2.7%, annualized, compared to 1Q04, and 5.7% compared to 2Q03. Regions implemented a deposit acquisition campaign targeting DDA accounts for 2004.

- Approximately 113,000 accounts were opened in the first half of the year toward a target of 250,000 new accounts in 2004 and compared to 92,000 new accounts in the first half of 2003.

- Wholesale deposits, primarily Euro deposits and jumbo CD's, increased as they became a more attractive funding source in the quarter.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 11

OPERATING PERFORMANCE

                                                                    REVENUE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  2Q04              2Q04
($ amounts in thousands)          2Q04       1Q04          4Q03        3Q03         2Q03        vs. 1Q04*          vs. 2Q03
------------------------       ---------   ---------    ---------   ---------    ---------   ---------------   ----------------
Net Interest Income            $ 380,863   $ 378,997    $ 379,518   $ 368,876    $ 366,301   $  1,866    2.0%  $ 14,562     4.0%
Non-Interest Income (excl.
    sec. gains/losses)           347,210     352,681      331,371     347,712      362,325     (5,471)  -6.2%   (15,115)   -4.2%
                               ---------   ---------    ---------   ---------    ---------   --------   ----   --------    ----
  Total Revenue                $ 728,073   $ 731,678    $ 710,889   $ 716,588    $ 728,626   $ (3,605)  -2.0%  $   (553)   -0.1%
                               =========   =========    =========   =========    =========   ========   ====   ========    ====
Fee Income as a % of Total
    Revenue                         47.7%       48.2%        46.6%       48.5%        49.7%
                               =========   =========    =========   =========    =========

*Linked quarter percentage changes are presented on an annualized basis.

- The net interest margin declined from 3.56% in 1Q04 to 3.53% in 2Q04 primarily due to maturities of fixed rate assets.

- Net-interest income was up slightly based on strong earning asset growth that offset contraction in the margin.

-     Regions is positioned slightly asset-sensitive at June 30, 2004.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 12

NON-INTEREST INCOME AND EXPENSE

                                                         NON-INTEREST INCOME AND EXPENSE
------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
                                                                                           -----------------------------------
                                                                                                 2Q04               2Q04
($ amounts in thousands)                 2Q04       1Q04      4Q03       3Q03      2Q03        vs. 1Q04*          vs. 2Q03
------------------------               --------   --------  --------   --------  --------  ----------------   ----------------
Brokerage and investment banking       $128,886   $138,203  $135,634   $140,257  $151,811  $ (9,317)  -27.0%  $(22,925)  -15.1%
Trust department income                  21,668     20,691    17,797     18,168    16,850       977    18.9%     4,818    28.6%
Service charges on deposit accounts      73,607     71,868    73,042     73,641    72,205     1,739     9.7%     1,402     1.9%
Mortgage servicing & origination fees    26,246     23,491    22,514     29,074    31,757     2,755    46.9%    (5,511)  -17.4%
Securities gains(losses)                    149     12,803        (2)       (37)   15,799   (12,654)    N/A    (15,650)  -99.1%
Insurance premiums & commissions         21,645     23,155    19,614     19,048    17,654    (1,510)  -26.1%     3,991    22.6%
Gain on sale of mortgage loans           46,016     41,236    38,160     35,438    37,211     4,780    46.4%     8,805    23.7%
(Loss) gain on securitization of
  auto loans                                  -          -    (3,575)         -         -         -        -         -      NA
Derivative income                         1,799        964     4,170      4,208     8,016       835   346.5%    (6,217)  -77.6%
Other                                    27,343     33,073    24,015     27,878    26,821    (5,730)  -69.3%       522     1.9%
                                       --------   --------  --------   --------  --------  --------   -----   --------   -----
  Total non-interest income            $347,359   $365,484  $331,369   $347,675  $378,124  $(18,125)  -19.8%  $(30,765)   -8.1%
                                       ========   ========  ========   ========  ========  ========   =====   ========   =====

NON-INTEREST EXPENSE
                                                                                           -----------------------------------
                                                                                                 2Q04               2Q04
($ amounts in thousands)                 2Q04       1Q04      4Q03       3Q03      2Q03        vs. 1Q04*          vs. 2Q03
------------------------               --------   --------  --------   --------  --------  ----------------   ----------------
Salaries and employee benefits**       $287,183   $290,923  $278,862   $281,666  $288,937  $ (3,740)   -5.1%  $ (1,754)   -0.6%
Net occupancy expense**                  25,985     27,800    27,748     26,869    25,518    (1,815)  -26.1%       467     1.8%
Furniture and equipment expense**        19,333     18,130    20,374     20,160    20,501     1,203    26.5%    (1,168)   -5.7%
Amortization of core deposit intangible     421        420       334        335       334         1     1.0%        87    26.0%
Amortization of MSR's                     7,664      9,257     8,686      9,196    12,705    (1,593)  -68.8%    (5,041)  -39.7%
Impairment (recapture) of MSR's         (40,000)    12,000         -    (20,000)   19,000   (52,000)  100.0%   (59,000)  100.0%
Loss on early extinguishment of debt     39,620          -         -     20,580         -    39,620       -     39,620      NA
Merger-related and other charges          8,173        321         -          -         -     7,852              8,173      NA
Other**                                 126,350    132,249   115,943    117,371   116,990    (5,899)  -17.8%     9,360     8.0%
                                       --------   --------  --------   --------  --------  --------   -----   --------   -----
  Total non-interest expense           $474,729   $491,100  $451,947   $456,177  $483,985  $(16,371)  -13.3%  $ (9,256)   -1.9%
                                       ========   ========  ========   ========  ========  ========   =====   ========   =====

*Linked quarter percentage changes are presented on an annualized basis.

** Net of merger and other charges in 2Q04

- Trust department income increased 29% compared to 2Q03 primarily as a result of the addition of RMK Timberland revenues, increases in fee levels, and higher asset values, on which fees are based.

- For the six months ended June 30, 2004, approximately 61% of Rebsamen's insurance revenues are related to the commercial property and casualty business. Approximately 29% of revenues are from the life and group life businesses.

- Insurance premiums and commissions increased over 2Q03 levels primarily as a result of new business and strong retention levels of existing clients.

- Regions derivative income is primarily connected to the conversion of fixed rate loan products into variable rate loan products. As a result, this income fluctuates based on the interest rate environment and resulting demand from customers.

- The loss on early extinguishment of debt recognized in 2Q04 is related to early retirement of $1.1 billion of FHLB advances. The benefit of this prepayment is expected to be reinvested in fixed-rate funding and investment in customer relationships through greater flexibility in deposit pricing during the transition process.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 13

MORGAN KEEGAN

                                  MORGAN KEEGAN

Summary Income Statement

                                                                                          2Q04                  2Q04
($ amounts in thousands)       2Q04       1Q04       4Q03       3Q03       2Q03         vs. 1Q04*             vs. 2Q03
------------------------       ----       ----       ----       ----       ----     ------------------    ------------------
Revenues:
  Commissions                $ 38,751   $ 43,965   $ 41,503   $ 43,782   $ 40,022   $ (5,214)   -47.4%    $ (1,271)    -3.2%
  Principal transactions       48,583     53,838     51,010     60,669     72,208     (5,255)   -39.0%     (23,625)   -32.7%
  Investment banking           24,944     24,545     28,064     23,378     28,933        399      6.5%      (3,989)   -13.8%
  Interest                     11,470     12,636     12,434     10,799     12,385     (1,166)   -36.9%        (915)    -7.4%
  Trust fees and services      18,245     17,591     14,873     15,541     14,707        654     14.9%       3,538     24.1%
  Investment advisory          20,530     18,683     19,210     17,405     14,778      1,847     39.5%       5,752     38.9%
  Other                         7,291      5,212      4,663      3,285      4,927      2,079    159.6%       2,364     48.0%
                             --------   --------   --------   --------   --------   --------   ------     --------    -----
    Total revenues            169,814    176,470    171,757    174,859    187,960     (6,656)   -15.1%     (18,146)    -9.7%

Expenses:
  Interest expense              5,303      7,397      6,761      5,622      6,344     (2,094)  -113.2%      (1,041)   -16.4%
  Non-interest expense        133,502    135,614    133,110    134,507    142,924     (2,112)    -6.2%      (9,422)    -6.6%
                             --------   --------   --------   --------   --------   --------   ------     --------    -----
    Total expenses            138,805    143,011    139,871    140,129    149,268     (4,206)   -11.8%     (10,463)    -7.0%
                             --------   --------   --------   --------   --------   --------   ------     --------    -----
Income before income taxes     31,009     33,459     31,886     34,730     38,692     (2,450)   -29.3%      (7,683)   -19.9%
Income taxes                   11,580     12,540     11,988     13,045     14,652       (960)   -30.6%      (3,072)   -21.0%
                             --------   --------   --------   --------   --------   --------   ------     --------    -----
Net income                   $ 19,429   $ 20,919   $ 19,898   $ 21,685   $ 24,040   $ (1,490)   -28.5%    $ (4,611)   -19.2%
                             ========   ========   ========   ========   ========   ========   ======     ========    =====

Breakout of Revenue by Division

                                                Fixed-
                                                income       Equity       Regions
                                  Private       Capital      Capital        MK         Investment    Interest
($ amounts in thousands)          Client        Markets      Markets       Trust        Advisory     & Other
------------------------          ------        -------      -------       -----        --------     -------
THREE MONTHS ENDED
JUNE 30, 2004:
$ amount of revenue             $   48,696    $   50,821   $   17,879   $    18,246    $  21,633    $  12,539
% of gross revenue                    28.7%         29.9%        10.5%         10.7%        12.7%         7.4%

THREE MONTHS ENDED
MARCH 31, 2004:
$ amount of revenue             $   60,064    $   50,464   $   15,520   $    17,590    $  19,792    $  13,040
% of gross revenue                    34.0%         28.6%         8.8%         10.0%        11.2%         7.4%

SIX MONTHS ENDED
JUNE 30, 2004:
$ amount of revenue             $  108,760    $  101,285   $   33,399   $    35,836    $  41,425    $  25,579
% of gross revenue                    31.4%         29.2%         9.6%         10.3%        12.0%         7.5%

SIX MONTHS ENDED
JUNE 30, 2003:
$ amount of revenue             $   92,089    $  142,894   $   24,471   $    29,865    $  30,536    $  27,968
% of gross revenue                    26.5%         41.1%         7.0%          8.6%         8.8%         8.0%

*Linked quarter percentage changes are presented on an annualized basis.

- During the first quarter, Morgan Keegan executed a successful IPO of the RMK Strategic Income Fund. Fee and commission revenue from this offering contributed approximately $5 million each to both private client and equity capital markets revenues for a total of $10 million.

- Commissions income declined $5.2 million compared to 1Q04 primarily as a result of lower levels of retail market activity in the middle to late part of the quarter as well as 1Q04 commissions related to the IPO of the RMK Strategic Income Fund.

- Principal transactions income declined $5.3 million from 1Q04 as a result of lower levels of retail activity in the middle to late part of the quarter. Principal transactions income declined 33% compared to 2Q03, which represented a historical high for Morgan Keegan's fixed income business.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 14

MORGAN KEEGAN (CONTINUED)

- Investment banking revenues in 2Q03 and 1Q04 were affected by the IPOs of the RMK High Income Fund and the RMK Strategic Income Fund in each respective quarter.

- Trust income increased 15%, linked-quarter, annualized over 1Q04 as a result of an increase in corporate trust revenues and higher recent asset values on which fees are based.

- Expenses were down 12% linked quarter, annualized and 7% year over year primarily as a result of lower commissions expense.

- The decline in private client revenues compared to 1Q04 is related to the IPO of the RMK Strategic Income Fund in the first quarter as well as the previously mentioned decline in market activity in the second quarter.

- Equity capital markets revenues increased significantly in the first half of 2004, reflecting marked improvement over slower activity levels in 2003.

- Average assets per financial advisor were $59.2 million at June 30, 2004 compared to $59.4 million at March 31, 2004.

- Total customer assets were $41.5 billion at June 30, 2004, compared to $40.5 billion at March 31, 2004.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 15

MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS

                                                                                                      2Q04                2Q04
                            2Q04           1Q04           4Q03           3Q03          2Q03         vs. 1Q04*           vs. 2Q03
                            ----           ----           ----           ----          ----         ---------           --------
Single family mortgage
 production (millions):
 Regions Mortgage         $   952        $   731        $   801        $ 1,697        $  1,631  $   221    120.9%  $   (679)  -41.6%
 EquiFirst                  1,476            985          1,081          1,150             831      491    199.4%       645    77.6%
                          -------        -------        -------        -------        --------  -------    -----   --------   -----
  Total                   $ 2,428        $ 1,716        $ 1,882        $ 2,847        $  2,462  $   712    166.0%       (34)   -1.4%
                          =======        =======        =======        =======        ========  =======    =====   ========   =====

Gain(loss) on sale of
 mortgage loans:
 Regions Mortgage         $  (946)       $   330        $   348        $ 3,799        $  9,115  $(1,276) -1546.7%  $(10,061) -110.4%
 EquiFirst                 46,962         40,906         37,812         31,639          28,096    6,056     59.2%    18,866    67.1%
                          -------        -------        -------        -------        --------  -------    -----   --------   -----
  Total                   $46,016        $41,236        $38,160        $35,438        $ 37,211  $ 4,780     46.4%  $  8,805    23.7%
                          =======        =======        =======        =======        ========  =======    =====   ========   =====

Servicing portfolio       $ 15.8 billion $ 15.9 billion $16.1 billion  $16.0 billion  $16.6 billion
Capitalized mortgage
servicing rights (net)    $156.8  MM     $113.1  MM     $126.8  MM     $123.9  MM     $96.3  MM
MSR valuation allowance   $ 11.5  MM     $ 51.5  MM     $ 39.5  MM     $ 39.5  MM     $59.5  MM
MSR capitalization rate       99 bps.        71 bps.        79 bps.        77 bps.       58 bps.

*Linked quarter percentage changes are presented on an annualized basis.

- Approximately 39% of single-family mortgage production was originated by Regions Mortgage and approximately 61% was originated by EquiFirst in 2Q04.

- Mortgage production increased 41% from 1Q04 to 2Q04 as a result of lower interest rates at the beginning of the quarter and increased production from EquiFirst.

- The $4.8 million increase in gain on sale of mortgage loans quarter to quarter is primarily a result of higher origination volume at EquiFirst, offset by some premium contraction.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 16

CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                                   YTD        YTD
($ amounts in thousands)               2Q04        1Q04        4Q03        3Q03        2Q03      6/30/04    6/30/03
------------------------               ----        ----        ----        ----        ----      -------    -------
Allowance for loan losses           $ 452,677   $ 455,566   $ 454,057   $ 456,040   $ 456,672
Provision for loan losses           $  25,000   $  15,000   $  30,000   $  30,000   $  30,000   $  40,000   $ 61,500

Net loans charged off:
  Commercial                        $  21,472   $   8,350   $  24,503   $  23,035   $  15,650   $  29,822   $ 28,211
  Real estate                           3,846       1,658       3,739       3,663       3,203       5,504      5,753
  Installment                           2,571       3,483       3,741       3,934       4,179       6,054      8,028
                                    ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total                           $  27,889   $  13,491   $  31,983   $  30,632   $  23,032   $  41,380     41,992
                                    =========   =========   =========   =========   =========   =========   ========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                             0.83%       0.33%       0.94%       0.81%       0.57%       0.58%      0.52%
  Real estate                            0.09%       0.04%       0.09%       0.10%       0.08%       0.07%      0.08%
  Installment                            0.18%       0.25%       0.27%       0.29%       0.31%       0.21%      0.30%
                                    ---------   ---------   ---------   ---------   ---------   ---------   --------
     Total                               0.34%       0.17%       0.40%       0.39%       0.29%       0.25%      0.27%
                                    =========   =========   =========   =========   =========   =========   ========

Non-performing assets:
Non-accrual loans                   $ 187,685   $ 201,805   $ 250,344   $ 268,764   $ 241,789
Renegotiated loans                          -         391         886         931      29,803
Other real estate                      37,652      45,356      52,195      56,887      52,358
                                    ---------   ---------   ---------   ---------   ---------
  Total                             $ 225,337   $ 247,552   $ 303,425   $ 326,582   $ 323,950
                                    =========   =========   =========   =========   =========

Loans past due > 90 days            $  37,147   $  34,091   $  35,187   $  31,075   $  35,894

- Annualized charge-offs were 0.34% of average loans in 2Q04 as compared to 0.17% in 1Q04 and 0.29% in 2Q03. The linked-quarter increase is related primarily to a low level of first quarter 2004 net charge-offs.

- 2Q04 commercial loan net charge-offs reflect a decline in recoveries from 1Q04 as well as a larger commercial lease that was charged off in the second quarter.

-     Non-performing assets decreased $22 million or 9% linked quarter.

- Non-accrual loans were down $14.1 million compared to 1Q04 levels due to reduced inflows of loans into non-accrual status.

- At June 30, 2004, non-performing assets totaled 0.67% of loans and other real estate compared to 0.75% at March 31, 2004 and 1.02% at June 30, 2003.

- Regions non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Of the total $188 million in non-accrual loans at June 30, 2004, approximately $66 million (35%) are secured by single-family residences, which historically have had very low levels of loss.

- The largest non-performing loan has an outstanding balance of approximately $6.5 million.

- Of the 25 largest ORE properties, the largest has a book value of $2.4 million and the smallest has a book value of $318 thousand.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 17

ADDITIONAL FINANCIAL AND OPERATIONAL DATA

- Regions has authorization to repurchase up to 20 million shares of common stock.

- Excess purchase price was $1.1 billion at June 30, 2004, March 31, 2004, and June 30, 2003.

SIGNIFICANT ITEMS AFFECTING EARNINGS

                               SECOND QUARTER 2004

($ amounts in millions, except fully diluted per share)

                                                    Pre-Merger Share Basis            Post-Merger Share Basis (1)
                                                    ----------------------            ---------------------------
                                                                         EPS,                                EPS,
                                              Pre-tax     After-tax fully diluted   Pre-tax    After-tax fully diluted
                                              -------     --------- -------------   -------    --------- -------------
GAAP EARNINGS AVAILABLE TO
   COMMON SHAREHOLDERS                       $  228.5     $  159.3     $  0.72      $ 228.5    $  159.3    $   0.58

SIGNIFICANT ITEMS: (2)
Merger & Other Expenses                      $   (8.2)    $   (5.8)    $ (0.03)     $  (8.2)   $   (5.8)   $  (0.02)
Losses on Early Retirement of FHLB Advances     (39.6)       (28.1)      (0.13)       (39.6)      (28.1)      (0.10)
Mortgage Servicing Rights Recapture              40.0         28.4        0.13         40.0        28.4        0.10

Effect of EITF 03-6 Adoption                        -         (2.7)      (0.01)           -        (2.7)      (0.01)

                                             --------     --------     -------      -------    --------    --------
Net Earnings Impact                          $   (7.8)    $   (8.2)    $ (0.04)     $  (7.8)   $   (8.4)   $  (0.03)
                                             ========     ========     =======      =======    ========    ========

(1) Adjusted for July 1, 2004 merger share exchange ratio (1.2346 for 1.0), i.e., EPS calculation based on 274.564 million average diluted shares outstanding compared to pre-merger average count of 222.391 million.

(2)   Positive/(negative) impact on GAAP earnings.

(3) Effective second quarter 2004 and to be retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement which included a forward agreement, considered a participating security, entered into March 9, 2004. As the position is closed out by the counterparties, the impact will be reduced. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of this EITF.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 18

UNION PLANTERS SECOND QUARTER EARNINGS SUMMARY

Earnings in line with expectations
- Quarterly earnings of $11.8 million, or $0.06 per diluted share, were reduced by merger and other pre-tax charges of $114.4 million, or $0.39 per diluted share after tax

Favorable revenue trends
- Net interest income of $265 million was reduced by $3 million related to the impact of a change in the non-accrual policy. Net interest income grew 2% linked quarter annualized excluding the impact of this charge
- Mortgage origination activity increased by 35% compared to the first quarter
- Revenue from Strategic Outsourcing, Inc. and Capital Factors subsidiaries increased $2.9 million, or 50.6%, and $0.9 million, or 9.6%, respectively, compared to the prior quarter
- Fees from financial services up 10% linked quarter driven by double-digit growth in insurance, brokerage and annuity products

Positive loan and deposit trends
- Core loan growth of 6.8% linked quarter annualized excluding loans transferred to held for sale
-    Continued strong growth in home equity loans and consumer mortgages
- Targeted product promotions increased account acquisition rate on deposit products and contributed to growth in average noninterest-bearing demand deposits of 4.6% compared to the previous quarter

Continuing favorable asset quality trends
- Nonperforming assets declined for seventh straight quarter and were at the lowest level since March of 2001
- Nonperforming loans plus 90 days past due and still accruing were down from the prior quarter by $151 million, or 34%

Noninterest expenses were up 1.3% compared to last quarter and included $7.2 million and $15.0 million in the first and second quarters in merger related and other charges, respectively. Excluding these charges, noninterest expense decreased 1.6%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 19

UNION PLANTERS CORPORATION FINANCIAL HIGHLIGHTS

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

              ($ amounts in thousands)                         6/30/04           3/31/04           6/30/03
---------------------------------------------------         -------------     -------------     -------------
Cash and due from banks                                     $     805,252     $     741,678     $     925,500
Interest-bearing deposits at financial institutions               130,326            72,309           145,910
Federal funds sold and securities purchased
     under resell agreement                                       162,238            10,567            74,598
Trading account assets                                            346,933           297,734           291,728
Loans held for resale                                           1,267,634         1,141,788         2,647,721
Available for sale securities                                   5,386,696         5,211,084         6,596,273
Loans
   Commercial, financial and agricultural                       4,757,381         4,904,737         5,244,088
   Foreign                                                        331,254           284,223           255,392
   Accounts receivable - factoring                                560,370           641,566           633,367
   Real estate - construction                                   2,406,350         2,343,970         2,408,361
   Real estate - mortgage
      Secured by 1-4 family residential                         3,616,832         3,476,528         3,691,072
      Non-farm, nonresidential properties                       5,083,757         5,164,793         5,112,378
      Multifamily (5 or more) residential                         868,737           868,239           796,127
      Secured by farmland                                         485,478           467,805           489,412
  Home equity                                                   2,315,557         2,174,520         1,811,300
  Consumer                                                      1,704,590         1,719,029         1,847,013
  Direct lease financing                                           41,220            44,417            60,661
                                                            -------------     -------------     -------------
    Total loans                                                22,171,526        22,089,827        22,349,171
     Less: Unearned income                                        (25,564)          (24,539)          (23,589)
                 Allowance for losses on loans                   (303,144)         (308,763)         (344,756)
                                                            -------------     -------------     -------------
      Net loans                                                21,842,818        21,756,525        21,980,826
Premises and equipment, net                                       482,332           494,897           521,219
Accrued interest receivable                                       155,126           158,467           204,991
Mortgage servicing rights, net                                    359,258           324,966           226,354
Goodwill, net                                                     743,185           743,185           743,185
Other intangibles, net                                            152,954           157,955           178,251
Other assets                                                      379,440           386,809           450,665
                                                            -------------     -------------     -------------
       TOTAL ASSETS                                         $  32,214,192        31,497,964     $  34,987,221
                                                            =============        ==========     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing                                     $   5,373,199         5,498,829     $   5,691,928
    Time deposits of $100,000 and over                          1,573,251         1,494,822         1,582,463
    Other interest-bearing                                     15,929,478        15,751,107        17,724,131
                                                            -------------     -------------     -------------
        Total deposits                                         22,875,928        22,744,758        24,998,522
Short-term borrowings                                           3,207,156         2,013,696         3,029,537
Short- and medium-term senior notes                               589,602           608,176           613,091
Federal Home Loan Bank long-term advances                         328,286           428,598           459,345
Other long-term debt                                            1,567,999         1,631,270         1,204,813
Accrued interest, expenses and taxes                              128,928           205,475           206,736
Other liabilities                                                 578,358           759,567         1,192,975
                                                            -------------     -------------     -------------
        TOTAL LIABILITIES                                      29,276,257        28,391,540        31,705,019
                                                            -------------     -------------     -------------

Commitments and contingent liabilities                                  -                 -                 -

Shareholders' equity
    Convertible preferred stock                                         -                 -             9,946
    Common stock, $5 par value; 300,000,000
       shares authorized;                                         951,345           950,098           981,577
    Additional paid-in capital                                    574,030           568,889           543,862
    Retained earnings                                           1,548,015         1,599,551         1,709,998
    Unearned compensation                                         (41,111)          (41,039)          (23,751)
    Accumulated other comprehensive income                        (94,344)           28,925            60,570
                                                            -------------     -------------     -------------
        TOTAL SHAREHOLDERS' EQUITY                              2,937,935         3,106,424         3,282,202
                                                            -------------     -------------     -------------
        TOTAL LIABILITIES AND

          SHAREHOLDERS' EQUITY                              $  32,214,192     $  31,497,964     $  34,987,221
                                                            =============     =============     =============

Actual shares outstanding - end of quarter                    190,268,933       188,918,687       196,315,446


FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 20

UNION PLANTERS CORPORATION FINANCIAL HIGHLIGHTS

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                    Six Months Ended           Three Months Ended
                                                                         June 30                    June 30
                                                                ------------------------    ------------------------
    ($ amounts in thousands, except per share amounts)             2004          2003          2004          2003
    --------------------------------------------------          ----------    ----------    ----------    ----------
INTEREST INCOME
  Interest and fees on loans                                    $  577,825    $  676,540    $  284,229    $  334,214
  Interest on investment securities
    Taxable                                                         90,447       104,993        45,588        53,236
    Tax-exempt                                                       6,416        16,972         2,214         8,339
  Interest on deposits at financial institutions                       539           934           265           482
  Interest on federal funds sold and securities purchased
    under agreements to resell                                         414           390           103           235
  Interest on trading account assets                                 3,021         4,758         1,257         2,470
  Interest on loans held for resale                                 28,715        58,131        18,788        30,122
                                                                ----------    ----------    ----------    ----------
      Total interest income                                        707,377       862,718       352,444       429,098
                                                                ----------    ----------    ----------    ----------

INTEREST EXPENSE
  Interest on deposits                                             109,552       164,484        53,537        84,072
  Interest on short-term borrowings                                 11,157        17,538         6,502         8,592
  Interest on long-term debt                                        54,435        61,245        27,259        28,306
                                                                ----------    ----------    ----------    ----------
      Total interest expense                                       175,144       243,267        87,298       120,970
                                                                ----------    ----------    ----------    ----------

  NET INTEREST INCOME                                              532,233       619,451       265,146       308,128
PROVISION FOR LOSSES ON LOANS                                      180,747        94,649       117,925        46,000
                                                                ----------    ----------    ----------    ----------

  NET INTEREST INCOME AFTER PROVISION FOR
    LOSSES ON LOANS                                                351,486       524,802       147,221       262,128
                                                                ----------    ----------    ----------    ----------

NONINTEREST INCOME
  Service charges on deposit accounts                              110,870       115,127        55,245        57,405
  Mortgage banking revenue, net                                     18,573        47,238        17,250        42,564
  Factoring commissions and fees                                    20,515        20,089        10,727        10,189
  Professional employment organization, net revenues                14,564        13,922         8,753         7,531
  Bankcard transaction fees                                         19,904        20,304        10,327        10,620
  Available for sale securities gains, net                          32,817        65,311           956        46,354
  Financial services revenues                                       40,971        37,702        21,456        19,968
  Other income                                                      58,925        43,408        17,015        18,945
                                                                ----------    ----------    ----------    ----------
      Total noninterest income                                     317,139       363,101       141,729       213,576
                                                                ----------    ----------    ----------    ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                   278,947       274,245       141,573       137,327
  Net occupancy expense                                             50,844        51,134        25,214        25,390
  Equipment expense                                                 40,774        41,131        20,343        20,937
  Other intangibles amortization                                    10,043        10,480         5,001         5,189
  Other expense                                                    176,405       174,884        88,176        93,372
                                                                ----------    ----------    ----------    ----------
      Total noninterest expense                                    557,013       551,874       280,307       282,215
                                                                ----------    ----------    ----------    ----------

      EARNINGS BEFORE INCOME TAXES                                 111,612       336,029         8,643       193,489
Income taxes                                                        26,687        68,810        (3,174)       59,982
                                                                ----------    ----------    ----------    ----------
      NET EARNINGS                                              $   84,925    $  267,219    $   11,817    $  133,507
                                                                ==========    ==========    ==========    ==========

      NET EARNINGS APPLICABLE TO COMMON SHARES                  $   84,850    $  266,818    $   11,817    $  133,307
                                                                ==========    ==========    ==========    ==========

EARNINGS PER COMMON SHARE
    Basic                                                       $      .45    $     1.35    $      .06    $      .70
    Diluted                                                            .44          1.34           .06           .69

AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
    Basic                                                          189,671       197,938       190,048       189,653
    Diluted                                                        191,011       199,950       190,928       192,310

ACTUAL SHARES OUTSTANDING (IN THOUSANDS)                           190,269       196,315       190,269       196,315
Dividends per share                                             $     0.67    $     0.67    $     0.33    $     0.33

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 21

UNION PLANTERS FINANCIAL HIGHLIGHTS

                                  ASSET QUALITY

                                                                              As of and for the
                                                                              three months ended
           ($ in thousands)                             6/30/2004                 3/31/2004               6/30/2003
           ----------------                             ---------                 ---------               ---------
Allowance for loan losses                               $303,144                   $308,763               $344,756
Provision for loan losses                               $117,925                   $ 62,823               $ 46,000
Net loan charge-offs                                    $ 71,522                   $ 40,256               $ 52,206
Non-performing assets(1)                                $251,146                   $252,283               $306,456
Loans 90 days past due                                  $ 36,920                   $186,658               $265,606
Net charge-offs as a percentage of
  average loans                                             1.28%                      0.73%                  0.92%
Allowance for loan losses as a percentage
  of loans, net of unearned income                          1.34%                      1.40%                  1.54%
Total non-performing assets (excluding
  loans 90 days past due) as a percentage
  of loans and other real estate                            1.11%                      1.14%                  1.37%
Total non-performing assets (including
  loans 90 days past due) as a percentage
  of loans and other real estate                            1.28%                      1.98%                  2.55%

(1) Includes non-accrual loans, renegotiated loans and other real estate

                                 SELECTED RATIOS

                                                                              As of and for the
                                                                              three months ended
                                                        6/30/2004                  3/31/2004              6/30/2003
                                                        ---------                  ---------              ---------
Return on average assets*                                  0.15%                      0.94%                  1.56%
Return on tangible equity*                                 2.24%                     13.60%                 23.03%
Return on average equity*                                  1.57%                      9.58%                 16.47%
Stockholders' equity per share                           $15.44                     $16.35                 $16.67
Net interest margin                                        3.65%                      3.82%                  4.01%

*Annualized

                ADDITIONAL FINANCIAL AND OPERATIONAL INFORMATION

                                                                           AS OF AND FOR PERIOD ENDED
           ($ in thousands)                             6/30/2004                  3/31/2004              6/30/2003
           ----------------                             ---------                  ---------              ---------
Capitalized mortgage servicing rights (net)            $  359,258                 $  324,966              $  226,354
MSR valuation allowance                                $   18,238                 $   38,907              $  132,546
MSR capitalization rate                                  1.48bps.                   1.34bps.                1.04bps.
Single family mortgage production                      $2,683,074                 $1,990,300              $4,962,098

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 22

SIGNIFICANT ITEMS AFFECTING UNION PLANTERS' EARNINGS

          SIGNIFICANT ITEMS AFFECTING UNION PLANTERS' EARNINGS

                                                                                        2004
                                                   -----------------------------------------------------------------------------
                                                               First Quarter                          Second Quarter
($ in millions, except fully diluted per share)     Pre-tax     After-tax    Diluted EPS     Pre-tax    After-tax    Diluted EPS
                                                   ----------   ----------   -----------   ----------   ----------   -----------
GAAP EARNINGS:                                     $    103.0   $     73.1   $      0.38   $      8.6   $     11.8   $      0.06

SIGNIFICANT ITEMS:*
Mortgage/Credit Operations                         $     (3.2)  $     (2.1)        (0.01)  $        -   $        -             -
  rightsizing costs
Mark to market charge to reclassify                     (25.8)       (16.8)        (0.09)       (39.9)       (26.0)        (0.14)
  certain loan portfolios as loans
  held for sale for change in intent
  with respect to the portfolios(1)
Charges incurred to conform credit                          -            -             -        (39.0)       (25.3)        (0.13)
  policies and procedures
Charges to reposition and conform policies                  -            -             -        (19.2)       (12.4)        (0.07)
  in mortgage-banking area
Merger expenses(2)                                       (4.0)        (4.0)        (0.02)       (15.7)       (10.2)        (0.05)
Branch sale gains / (loss)                               21.1         13.7          0.07         (0.7)        (0.4)        (0.00)
                                                   ----------   ----------   -----------   ----------   ----------   -----------
Net Earnings Impact                                $    (11.9)  $     (9.2)  $     (0.05)  $   (114.4)  $    (74.4)  $     (0.39)
                                                   ==========   ==========   ===========   ==========   ==========   ===========

*Positive/(negative) impact on GAAP earnings.

(1) Change in intent to hold certain non-strategic loan portfolios in the Capital Factors subsidiary.

(2) Merger-related expenses include certain legal, consulting, accounting, regulatory and other expenses associated with the merger between Union Planters Corporation and Regions Financial Corp. consummated on July 1, 2004.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2004 EARNINGS RELEASE
PAGE 23

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the completion of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger (6) other difficulties in effecting the proposed merger.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.